Exhibit 10.1.4

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

dated as of September 6, 2007

among

JBS S.A.,

as Co-Issuer,

JBS Finance Ltd.,

as Co-Issuer

Swift & Company,

as Guarantor,

and

THE BANK OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE

U.S.$300,000,000 10.50% Senior Notes due 2016

This Second Supplemental Indenture (this “Supplemental Indenture”), entered into as of September 6, 2007, among JBS S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (the “Company”), JBS Finance Ltd., a limited liability company incorporated under the laws of the Cayman Islands (“JBS Finance”), Swift Foods Company (the “Undersigned”) and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”).

Recitals:

Whereas, the Company and the Trustee entered into the Indenture, dated as of August 4, 2006 (the “Indenture”), relating to the Company’s U.S.$300,000,000 principal amount of 10.50 percent Senior Notes due 2016 (the “Notes”).

Whereas, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Significant Subsidiaries to provide a guarantee pursuant to clause 2 of this Supplemental Indenture in certain circumstances.

Agreement:

Now, therefore, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

1	Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

2	The Undersigned, by its execution of this Supplemental Indenture, agrees to be a guarantor under the Indenture and to be bound by the terms of this Supplemental Indenture pursuant to the following provisions (the “Guarantor”):

2.1	The Guarantee

Subject to the provisions of this clause 2, the Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally with all current and subsequent Guarantors, if any, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company or JBS Finance under the Indenture. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

2.2	Guarantee Unconditional

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

2.2.1	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

2.2.2	any modification or amendment of or supplement to the Indenture or any Note;

2.2.3	any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

2.2.4	the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; PROVIDED that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

2.2.5	any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

2.2.6	any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

2.3	Discharge; Reinstatement

The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

2.4	Waiver by the Guarantor

The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

2.5	Subrogation and Contribution

Upon making any payment with respect to any obligation of the Company under this clause 2, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; PROVIDED that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, if any, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

2.6	Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

2.7	Limitation on Amount of Guarantee

Notwithstanding anything to the contrary in this clause 2, the Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of the Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its guarantee hereunder are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

The Trustee, the Holders and the Guarantor further hereby irrevocably agree that the obligations of the Guarantor under its guarantee hereunder are limited to the maximum amount that would not result in a breach or violation by the Guarantor of any agreement to which the Guarantor is a party and entered into prior to the date that the Guarantor constituted a Significant Subsidiary.

2.8	Execution and Delivery of Guarantee

The execution by the Guarantor of this Supplemental Indenture evidences the guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the guarantee set forth in this clause 2 on behalf of the Guarantor.

2.9	Release of Guarantee

The guarantee of a Guarantor will terminate upon:

2.9.1	a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by the Indenture;

2.9.2	if the guarantee was required pursuant to the terms of the Indenture, the cessation of the circumstances requiring the guarantee; or

2.9.3	defeasance or discharge of the Notes, as provided in Section 8 of the Indenture.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its guarantee.

3	This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

4	This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

5	This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

6	The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for in respect of the recitals contained herein, all of which are made solely by the Company, JBS Finance and the Undersigned.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

EXECUTION COPY

In witness whereof, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

JBS S.A. as Co-Issuer

By:
Name:
Title:

JBS Finance Ltd. as Co-Issuer

By:
Name:
Title:

Swift Foods Company as Guarantor

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK as Trustee

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]